                                                                   EXHIBIT 4.8.4

                            REMARKETING AGREEMENT, dated as of January 31, 2000
                     (this "Agreement"), among (i) Calpine Corporation, a Delaware corporation (the "Company"), (ii) Calpine Capital Trust II, a Delaware business trust (the "Trust"), (iii) The Bank of New York, as Tender Agent and (iv) Credit Suisse First Boston Corporation, a Massachusetts corporation (together with its successors and assigns, the "Remarketing Agent").


                                    RECITALS

               WHEREAS the Trust is a statutory business trust that has been created under Delaware law and exists pursuant to the Trust Agreement (as defined below) and a certificate of trust filed with the Delaware Secretary of State; and

               WHEREAS the Trust is issuing on today's date or has heretofore issued $300,000,000 (or up to $360,000,000 to the extent the option granted by the Trust is exercised in full) aggregate Liquidation Amount (as defined below) of Remarketable Term Income Deferrable Equity Securities (the "HIGH TIDES_") representing preferred undivided beneficial interests in the assets of the Trust and has used the proceeds of the HIGH TIDES, together with the proceeds of $9,278,400 (or up to $11,134,100 to the extent the option granted by the Trust is exercised in full) aggregate Liquidation Amount of its Common Securities (as defined in the Trust Agreement) of the Trust, to purchase $309,278,400 (or up to $371,134,100 to the extent the option granted by the Trust is exercised in full) aggregate principal amount of Convertible Subordinated Debentures Due 2030 (the "Debentures") issued by the Company pursuant to the Indenture (as defined below);

               NOW, THEREFORE, the parties hereto agree as follows:

               1. Definitions. (a) The following terms shall have the meanings indicated below:

               "Additional Amounts" has the meaning specified in the Indenture.

               "Administrative Trustees" has the meaning specified in the definition of Trust Agreement in this Section 1.

               "Broker-Dealer" has the meaning assigned to such term in Section
5.



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               "Broker-Dealer Agreement" means an agreement between the
Remarketing Agent and a Broker-Dealer in substantially the form of Annex 1.

               "Business Day" means a day other than (a) a Saturday or Sunday,
(b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's or Debenture Trustee's Corporate Trust Office (as defined in the Trust Agreement with respect to the Property Trustee and in the Indenture with respect to the Debenture Trustee) is closed for business.

               "Cause" means any one of the following events or circumstances shall have occurred and be continuing: (i) the bankruptcy or insolvency of the Remarketing Agent; or (ii) the Remarketing Agent shall cease to be registered as a broker-dealer under the Exchange Act.

               "Closing Price" means for any security on any day the last reported sale price of the security on that day, or in case no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of the security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for that purpose.

               "Commission" means the Securities and Exchange Commission or any successor thereto.

               "Common Stock" has the meaning assigned to such term in the Indenture.

               "Company" has the meaning assigned to such term in the preamble to this Agreement.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Reset Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury

Issue, and the rate being calculated shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

               "Comparable Treasury Price" means (A) the arithmetic mean of five Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the arithmetic mean of all such Reference Treasury Dealer Quotations.

               "Convertible Remarketing" has the meaning specified in Section 2(d).

               "Debenture Trustee" means The Bank of New York, as Trustee under the Indenture (including its successors as Debenture Trustee thereunder).

               "Debentures" has the meaning assigned to such term in the recitals to this Agreement.

               "Declaration Trustees" means collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

               "Delaware Trustee" has the meaning specified in the definition of "Trust Agreement" in this Section 1.

               "Disclosure Documents" means the Registration Statement, or if the Registration Statement is not required to be filed with the Commission pursuant to Section 2(b), the Nonregistered Offering Documents, including any preliminary offering document or Preliminary Prospectus, as applicable, and as each may be amended or supplemented, and in each case, including any information incorporated by reference therein.

               "Effective Time" means the date and time as of which the Registration Statement or its most recent post-effective amendment is declared effective by the Commission.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

               "Exchange Act Reports" means any annual or other reports of the Company or the Trust filed with the Commission or sent to holders of their securities, in each case pursuant to the Exchange Act.

               "Failed Final Remarketing" has the meaning specified in Section 2(d).



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

               "Failed Remarketing" means an Initial Failed Remarketing or a Final Failed Remarketing.

               "Final Remarketing" has the meaning specified in Section 2(d).

               "Final Remarketing Period" means the period beginning on the Business Day immediately following the Initial Remarketing Termination Date and ending on the day which is ten (10) Business Days (or such shorter period as shall be agreed to by the Remarketing Agent) after the Initial Remarketing Termination Date.

               "Final Reset Date" means February 1, 2005.

               "Global Security Certificate" has the meaning assigned to (i) the term "Global Preferred Securities" in the Trust Agreement if the Subject Securities are HIGH TIDES or (ii) the term "Global Security" in the Indenture if the Subject Securities are Debentures.

               "HIGH TIDES" has the meaning assigned to such term in the recitals to this Agreement.

               "Indenture" means the Indenture, dated as of January 31, 2000, between the Company and the Debenture Trustee, as such Indenture may from time to time be amended, modified or supplemented.

               "Initial Failed Remarketing" has the meaning specified in Section 2(d).

               "Initial Remarketing" has the meaning specified in Section 2(d).

               "Initial Remarketing Period" means the period beginning on the first Business Day immediately following the Tender Notification Date and ending on the day which is ten (10) Business Days (or such shorter period as shall be agreed to by the Remarketing Agent) after the Tender Notification Date.

               "Initial Remarketing Termination Date" means the tenth (10) Business Day following the Tender Notification Date (or such shorter period as shall be agreed to by the Remarketing Agent).

               "Interest" means all quarterly payments, interest on quarterly payments not paid on the applicable Interest Payment Date and Additional Amounts, as applicable.



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

               "Interest Payment Date" has the meaning specified in the Indenture and the Trust Agreement.

               "Liquidation Amount" means, with respect to a HIGH TIDES or Common Security, its stated liquidation amount of $50.

               "Market Event" means the occurrence of (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Remarketing Agent, be likely to prejudice materially the success of the Remarketing, issue, sale or distribution of the Subject Securities, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the sole judgment of the Remarketing Agent, is material and adverse and makes it impractical or inadvisable to proceed with completion of the Remarketing or the sale of and payment for the Subject Securities; (B) any downgrading in the rating of the Subject Securities or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Subject Securities or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the sole judgment of the Remarketing Agent, the effect of any of the events specified in (B), (C), (D) or
(E) makes it impractical or inadvisable to proceed with completion of the Remarketing or the sale of and payment for the Subject Securities.

               "Maximum Rate" means a rate per annum equal to the Treasury Rate plus 6%.

               "No Registration Opinion" means an opinion of Securities Counsel that the securities issuable in the Remarketing do not need to be registered under the Securities Act and that no other filing of any kind is required to be made with the Commission as a condition to the sale of such securities, which No Registration Opinion shall be reasonably satisfactory to the Remarketing Agent and its counsel.



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               "Nonconvertible Remarketing" has the meaning specified in Section
2(d).

               "Nonregistered Offering Documents" has the meaning specified in
Section 6(a).

               "Notice of Purchasers" means a notice delivered by the Remarketing Agent on the Reset Date to (i) the Tender Agent if the Subject Securities are not evidenced by a Global Security Certificate on the Reset Date or (ii) The Depository Trust Company if the Subject Securities are evidenced by a Global Security Certificate on the Reset Date, in either case naming the parties who will purchase the Subject Securities from the Remarketing Agent.

               "Offering Circular" means the Confidential Offering Circular, dated January 25, 2000, related to the initial offer and sale of the HIGH TIDES.

               "Par Amount" means $50 per Subject Security.

               "Paying Agent" has the meaning specified in the Trust Agreement.

               "Preliminary Prospectus" means each prospectus included in the Registration Statement, or amendment thereof, before it becomes effective under the Securities Act and any prospectus which may be filed by the Company with the Commission pursuant to Rule 424(a) (or any successor applicable rule) of the rules and regulations under the Securities Act (the "Rules and Regulations") in connection with the Registration Statement.

               "Primary Treasury Dealer" has the meaning specified in the definition of Quotation Agent in this Section 1.

               "Property Trustee" has the meaning specified in the definition of Trust Agreement in this Section 1.

               "Prospectus" means the final prospectus which will be filed with the Commission pursuant to Rule 424(b) (or any successor applicable rule) of the Rules and Regulations and deemed to be a part of the Registration Statement at the time of its effectiveness under the Securities Act pursuant to paragraph (b) of Rule 430A (or any successor applicable rule) of the Rules and Regulations.

"Quotation Agent" means Credit Suisse First Boston Corporation and its successors; provided, however, that if Credit Suisse First Boston Corporation shall cease to be a primary United States Government securities dealer in The City of New York (a



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"Primary Treasury Dealer"), the Company shall substitute therefor another
Primary Treasury Dealer.

               "Reference Treasury Dealer" means (i) the Quotation Agent and
(ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the arithmetic mean, as determined by the Debenture Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Reset Date.

               "Registration Statement" means a registration statement covering the securities to be issued in the Remarketing filed with the Commission pursuant to the Securities Act, including any amendments thereto and any document or other information incorporated by reference therein.

               "Remaining Life" means the period beginning on (and including) the Reset Date and ending on February 1, 2030.

               "Remarketing" has the meaning specified in Section 2(b).

               "Remarketing Agent" has the meaning assigned to such term in the preamble to this Agreement and, upon the appointment of a successor Remarketing Agent in accordance with Section 10, shall mean such successor Remarketing Agent.

               "Remarketing Conditions" means the following factors: (i) short-term and long-term market rates and indices of such short-term and long-term rates, (ii) market supply and demand for short-term and long-term securities, (iii) yield curves for short-term and long-term securities comparable to the Subject Securities, (iv) industry and financial conditions which may affect the Subject Securities, (v) the number of Subject Securities to be remarketed, (vi) the number of potential purchasers, (vii) the current ratings by nationally recognized statistical rating organizations of long-term subordinated debt of the Company and of other outstanding capital securities of the Company's trust subsidiaries, (viii) the number of shares of Common Stock, if any, into which the Subject Securities will be convertible and (ix) the length and type of call protections, if any.

               "Remarketing Notice" has the meaning specified in Section 2(d).



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               "Reset Date" means any date (1) not later than the Final Reset
Date, or, if such date is not a Business Day, the next succeeding Business Day and (2) not earlier than 70 Business Days prior to the Final Reset Date, as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful Remarketing.

               "Rules and Regulations" has the meaning specified in the definition of Preliminary Prospectus in this Section 1.
               "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

               "Securities Counsel" means counsel experienced in matters relating to securities law.

               "Subject Securities" means (i) the HIGH TIDES if, on the Reset Date, the Debentures have not been distributed to holders of HIGH TIDES in connection with a liquidation or dissolution of the Trust or (ii) otherwise, the Debentures.

               "Tender Agent" means (i) the Property Trustee if the Subject Securities are HIGH TIDES or (ii) the Debenture Trustee if the Subject Securities are Debentures.

               "Tender Notification Date" means a Business Day no earlier than ten (10) Business Days following the date of the Remarketing Notice (or such shorter period as shall be agreed to by the Remarketing Agent).

               "Term Call Protections" has the meaning assigned to such term in
Section 2(c).

               "Term Conversion Ratio" has the meaning assigned to such term in
Section 2(c).

               "Term Conversion Price" has the meaning assigned to such term in
Section 2(c).

               "Term Provisions" has the meaning specified in Section 2(c).

               "Term Rate" has the meaning assigned to such term in Section
2(c).

"Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively



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traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date. The Treasury Rate shall be calculated by the Remarketing Agent on the third Business Day preceding the Reset Date.

               "Trust" has the meaning assigned to such term in the preamble to this Agreement.

               "Trust Agreement" means the Amended and Restated Declaration of Trust, dated as of January 31, 2000, among the Company, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), Peter Cartwright, Ann
B. Curtis and Thomas R. Mason (the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust, as such agreement may from time to time be amended, modified or supplemented.

               (b) Capitalized terms used herein and not otherwise defined but defined in the Trust Agreement or Indenture shall have the meanings assigned to such terms in the Trust Agreement or the Indenture, as applicable.

               2. Acceptance and Performance of Duties. The Remarketing Agent, the Company, the Trust and the Tender Agent agree as follows:

               (a) The Remarketing Agent will perform the duties and obligations of Remarketing Agent for the Remarketed Securities as specified in the Trust Agreement (if the Tendered Securities are the HIGH TIDES), the Indenture (if the Tendered Securities are the Debentures) and in this Agreement in good faith and in compliance with the provisions of applicable laws.

               (b) The Remarketing Agent will use its best efforts to remarket all Subject Securities tendered or deemed tendered for sale in accordance with the terms and provisions of this Agreement (the "Remarketing"); provided, however, that the Remarketing Agent will not be obligated to attempt to remarket such Subject Securities, or to determine the Term Rate pursuant to Section 2(c) below, if (A) in the Remarketing Agent's judgment



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any (i) Disclosure Document provided by the Trust or the Company in connection with the Remarketing or (ii) document publicly disclosed (including in a filing pursuant to the Exchange Act) by or on behalf of the Trust or the Company, includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless the Remarketing Agent is satisfied in its sole discretion that such statement or omission has been properly corrected, (B) unless the Company provides a No Registration Opinion to the Remarketing Agent prior to the Tender Notification Date, the Company and the Trust (if applicable) shall have failed to have the Registration Statement declared effective by the Commission on or prior to the Tender Notification Date and remain effective at least through and including the Reset Date, provided that the Registration Statement may be declared effective later than the Tender Notification Date if the Company provides an opinion of Securities Counsel to the Remarketing Agent to the effect that such Registration Statement need not become effective until the date the Initial Remarketing Period is required to commence and the Remarketing Agent consents to such delay or (C) the Company fails to comply with the requirements set forth in Section 6(c) of this Agreement. The Remarketing Agent may, but except as provided in Section 11 shall not be obligated to, purchase tendered Subject Securities for its own account.

               (c) The Remarketing Agent has agreed to use its best efforts to remarket all Subject Securities tendered for Remarketing on the Tender Notification Date. The Remarketing Agent will establish, effective beginning on the Reset Date, (i) the rate (the "Term Rate") per annum at which Interest will accrue on the Subject Securities, (ii) the term conversion ratio and price, which determine the number of shares of Common Stock, if any, into which each Subject Security may be converted (respectively, the "Term Conversion Ratio" and the "Term Conversion Price") and (iii) the price, manner and time, if any, at which the Subject Securities may be redeemed (the "Term Call Protections" and together with the Term Rate, Term Conversion Ratio and Term Conversion Price, the "Term Provisions"). The Remarketing Agent will use its best efforts to establish the Term Provisions most favorable to the Company consistent with the successful remarketing of Subject Securities tendered therefor at a price equal to 101% of the aggregate Par Amount thereof; provided that each Subject Security will have the same Term Provisions; provided that the Term Provisions may not permit the Company to redeem the Subject Securities for a price less than the aggregate Par Amount thereof plus any accrued and unpaid Interest thereon; and, provided further, that if no Subject Security is tendered for remarketing on the Tender Notification Date, the Remarketing will not take place (although the Remarketing will not be deemed to have failed), and the Remarketing Agent will set the Term Provisions in a manner consistent with the Remarketing Notice that it believes, in its sole discretion, would result in a price per Subject Security equal to 101% of its Par Amount.



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               (d) The remarketing process will commence on the first Business
Day following the Tender Notification Date and will be conducted on the following schedule and in the following manner:

At Least 30 Business Days , But Not       The Trust shall cause a notice (the
More Than 90 Business Days Prior to       "Remarketing Notice") to be sent to holders of
the Final Reset Date:                     the Subject Securities stating whether it
                                          intends to remarket the Subject
                                          Securities as securities which will be
                                          convertible into Common Stock of the
                                          Company (a "Convertible Remarketing")
                                          or which will be nonconvertible (a
                                          "Nonconvertible Remarketing").

The date of the Remarketing Notice        Each outstanding Subject Security shall be
through the Tender Notification           deemed to have been tendered for remarketing
Date:                                     unless the holder thereof has given
                                          irrevocable notice to the contrary to
                                          the Tender Agent (which the Tender
                                          Agent will promptly remit to the
                                          Remarketing Agent). Such irrevocable
                                          notice, which may be telephonic or
                                          written, must be delivered prior to
                                          5:00 p.m., New York City time, on the
                                          Tender Notification Date. A holder's
                                          notice of an election to retain
                                          Subject Securities must state the
                                          number of Subject Securities to be
                                          retained (which must be all of the
                                          Subject Securities represented by the
                                          applicable certificate, unless such
                                          certificate is a Global Security
                                          Certificate), the number of the
                                          certificate representing the Subject
                                          Securities not to be deemed to have
                                          been so tendered and the number of
                                          Subject Securities represented by such
                                          certificate. Any transferee of a
                                          Subject Security for which such notice
                                          has been provided shall be bound
                                          thereby. The failure by a holder of
                                          Subject Securities to give timely
                                          notice of an election to retain all
                                          (or, in the case of a Global Security
                                          Certificate, any part) of such
                                          holder's Subject Securities will
                                          constitute the irrevocable tender for
                                          sale in the Remarketing of all the
                                          Subject Securities it holds. A holder
                                          of Subject Securities which has



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
                                          not duly given notice that it will not
                                          tender and retain its Subject
                                          Securities will cease to have any
                                          further rights with respect to such
                                          Subject Securities upon the successful
                                          remarketing thereof, except the right
                                          of such holder to receive an amount
                                          equal to (i) from the proceeds of the
                                          Remarketing, 101% of the aggregate
                                          liquidation amount thereof, plus (ii)
                                          from the Company, any accrued and
                                          unpaid Interest thereon to (but
                                          excluding) the Reset Date.

Beginning the First Business Day          If any Subject Securities are tendered for
Following the Tender Notification         remarketing, the Remarketing Agent will
Date:                                     commence a Convertible Remarketing or a
                                          Nonconvertible Remarketing, as the
                                          case may be (in either case, an
                                          "Initial Remarketing"), in accordance
                                          with the terms of this Agreement and
                                          pursuant to the instructions set forth
                                          in the Remarketing Notice. The
                                          Remarketing Agent will determine, and
                                          upon request make available to
                                          interested persons nonbinding
                                          indications of, the Term Provisions
                                          based upon then-current Remarketing
                                          Conditions. The Remarketing Agent will
                                          solicit and receive orders from
                                          prospective investors to purchase
                                          tendered Subject Securities. The
                                          Initial Remarketing shall be deemed to
                                          have failed (an "Initial Failed
                                          Remarketing") if (i) despite using its
                                          best efforts, the Remarketing Agent is
                                          unable to establish, prior to the
                                          Initial Remarketing Termination Date,
                                          a Term Rate which is less than or
                                          equal to the Maximum Rate, (ii) the
                                          Remarketing Agent is excused from
                                          Remarketing the Subject Securities
                                          because of (a) the failure by the
                                          Company or the Trust to satisfy a
                                          condition in this Agreement or (b) the
                                          occurrence of a Market Event, (iii)
                                          there is no Remarketing Agent on the
                                          first day of the Initial Remarketing
                                          Period, or (iv) prior to the Initial
                                          Remarketing Termination Date, Term



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
                                          Provisions are established by the
                                          Remarketing Agent, but the Remarketing
                                          Agent is unable to consummate the sale
                                          of one or more of the Subject
                                          Securities tendered for remarketing
                                          because of the occurrence of a Market
                                          Event.

Remainder of the Initial                  The Remarketing Agent will continue, if
Remarketing Period:                       necessary, using its best efforts to remarket
                                          the Subject Securities tendered for
                                          remarketing as described above,
                                          adjusting the non-binding indications
                                          of the Term Provisions necessary to
                                          establish the Term Provisions most
                                          favorable to the Company consistent
                                          with remarketing all Subject
                                          Securities tendered therefor at 101%
                                          of the Par Amount, until the Initial
                                          Remarketing is completed or is deemed
                                          to have failed. See the definition of
                                          an Initial Failed Remarketing above.
                                          Promptly upon determination of the
                                          Term Provisions, the Remarketing Agent
                                          will communicate such Term Provisions
                                          to the Tender Agent, which will
                                          communicate such Term Provisions to
                                          the Declaration Trustees (if the Trust
                                          has not dissolved), the Trust (if the
                                          Trust has not dissolved), the
                                          Debenture Trustee, the Paying Agent,
                                          the Company and each holder (if any)
                                          which timely elected not to tender all
                                          of its Subject Securities for
                                          remarketing, by delivery of a written
                                          notice or by telephone promptly
                                          confirmed by telecopy or writing.

Beginning the First Business Day          If the Initial Remarketing fails because the
Following an Initial Failed               Remarketing Agent was not able to establish a
Remarketing (if applicable):              Term Rate less than or equal to the Maximum
                                          Rate prior to the Initial Remarketing
                                          Termination Date, the Remarketing Agent will
                                          commence a second remarketing (the "Final
                                          Remarketing"), which will be a Convertible
                                          Remarketing if the Initial Remarketing was a
                                          Nonconvertible Remarketing and a
                                          Nonconvertible Remarketing if the Initial
                                          Remarketing was a Convertible Remarketing.
                                          The



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
                                          Remarketing Agent will determine, and
                                          upon request make available to
                                          interested persons nonbinding
                                          indications of, the Term Provisions
                                          based upon then-current Remarketing
                                          Conditions. The Remarketing Agent will
                                          solicit and receive orders from
                                          prospective investors to purchase
                                          tendered Subject Securities. The Final
                                          Remarketing will be deemed to have
                                          failed (a "Failed Final Remarketing")
                                          if (i) despite using its best efforts,
                                          the Remarketing Agent is still not
                                          able to establish a Term Rate less
                                          than or equal to the Maximum Rate
                                          prior to the expiration of the Final
                                          Remarketing Period, (ii) the
                                          Remarketing Agent is excused from
                                          Remarketing the Subject Securities
                                          because of (a) the failure by the
                                          Company or the Trust to satisfy a
                                          condition in this Agreement or (b) the
                                          occurrence of a Market Event or (iii)
                                          Term Provisions are established by the
                                          Remarketing Agent, but the Remarketing
                                          Agent is unable to consummate the sale
                                          of one or more of the Subject
                                          Securities tendered for remarketing
                                          because of the occurrence of a Market
                                          Event.

Remainder of the Final Remarketing        The Remarketing Agent will continue, if
Period (if applicable):                   necessary, to use its best efforts to remarket
                                          the Subject Securities, as described
                                          above, adjusting the non-binding
                                          indications of the Term Provisions as
                                          necessary to establish the Term
                                          Provisions most favorable to the
                                          Company consistent with remarketing
                                          all Subject Securities tendered
                                          therefor at 101% of the Par Amount
                                          until the Final Remarketing is
                                          completed or is deemed to have failed.
                                          See the definition of a Failed Final
                                          Remarketing above. If the Remarketing
                                          Agent is able to establish a Term Rate
                                          less than or equal to the Maximum Rate
                                          during the Final Remarketing Period,
                                          it will promptly communicate such Term
                                          Provisions to the Tender Agent, which
                                          will communicate such Term Provisions
                                          to the

                                          Declaration Trustees (if the Trust has
                                          not dissolved), the Trust (if the
                                          Trust has not dissolved), the
                                          Debenture Trustee, the Paying Agent,
                                          the Company and each holder (if any)
                                          which timely elected not to tender all
                                          of its Subject Securities for
                                          remarketing, by delivery of a written
                                          notice or by telephone promptly
                                          confirmed by telecopy or writing.

Reset Date:                               New holders must deliver the purchase price
                                          for the remarketed securities in same-day
                                          funds to the Remarketing Agent and the
                                          Remarketing Agent will deliver such purchase
                                          price to the Tender Agent (in like funds).
                                          Settlement of transactions in connection with
                                          the remarketing will take place on the Reset
                                          Date, or such date as the Remarketing Agent
                                          may, in its sole discretion, determine, or as
                                          otherwise required by applicable law.
                                          Payments to tendering holders who hold Subject
                                          Securities in the form of one or more Global
                                          Security Certificates will be made in the
                                          manner provided in the Prospectus under
                                          "Description of HIGH TIDES--Form, Book-Entry
                                          Procedures and Transfer."  Tendering holders
                                          who hold Subject Securities in certificated
                                          form (other than in the form of Global
                                          Security Certificates) must deliver their
                                          certificates properly endorsed for transfer to
                                          the Tender Agent by 2:30 p.m. on the Reset
                                          Date (or any succeeding date) to receive
                                          payment of the purchase price for their
                                          Subject Securities.  Subject to compliance
                                          with the preceding two sentences, the Tender
                                          Agent will pay former holders the proceeds of
                                          the Remarketing of their Subject Securities by
                                          the Remarketing Agent.  In the event of a
                                          Failed Final Remarketing, the Term Rate shall
                                          be a rate equal to the Treasury Rate plus 6%
                                          per annum, the Term Conversion Price will be
                                          equal to 105% of the average Closing Price of
                                          the Company's Common Stock for the five (5)
                                          consecutive trading days after

                                          the Final Remarketing Period, and the
                                          Remarketing Agent shall set any other
                                          terms not provided for herein upon a
                                          Failed Final Remarketing. In the event
                                          of a Failed Final Remarketing, all
                                          outstanding Subject Securities will be
                                          redeemable by the Company, in whole or
                                          in part, at any time on or after the
                                          third anniversary of the Reset Date at
                                          a redemption price equal to 100% of
                                          the aggregate principal amount or
                                          liquidation amount, as the case may
                                          be, thereof, plus accrued and unpaid
                                          interest or distributions, as the case
                                          may be, thereon. On and after the
                                          Reset Date, the terms of all Subject
                                          Securities, whether or not tendered
                                          for remarketing, will be modified by
                                          the Term Provisions, as the same shall
                                          be established by the Remarketing
                                          Agent. If the Subject Securities are
                                          not held by The Depository Trust
                                          Company or its nominee in the form of
                                          one or more Global Security
                                          Certificates, certificates
                                          representing remarketed Subject
                                          Securities will be issued to the
                                          purchasers thereof, irrespective of
                                          whether the certificates formerly
                                          representing such Subject Securities
                                          have been delivered to the Tender
                                          Agent.

               3. Representations, Warranties, Covenants and Agreements of the Company and the Remarketing Agent. (a) The Company and the Trust each represent, warrant, covenant and agree with the Remarketing Agent as follows:

               (i) the Company and the Trust each have full power and authority to enter into this Agreement and will have full power and authority to enter into any agreements which it may enter into in connection with the Remarketing; this Agreement and the transactions contemplated hereby have been, and each other such agreement and the transactions contemplated thereby will be, duly authorized, executed and delivered by the Company and the Trust, as applicable; and this Agreement is, and each such other agreement will be at the Reset Date, a valid and binding obligation of the Company and the Trust, as applicable, enforceable against the Company and the Trust, as applicable, in accordance with its terms;

               (ii) the consummation of the transactions contemplated herein do not now, and the consummation of the transactions contemplated in any other agreement entered into by the Company and the Trust, as applicable, in connection with the Remarketing will not, at the Reset Date, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement to which the Trust, the Company or any of its subsidiaries is or will be a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is or will be subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, the by-laws or other organizational document of the Trust, the Company or any of its subsidiaries or any statute (including the Securities Act, the Exchange Act and state securities laws) or any order, rule or regulation of any court or governmental agency or body (including the Commission) which has or will have jurisdiction over the Trust, the Company or any of its subsidiaries or any of their material property or assets except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated herein or therein;

               (iii) all required consents, rulings and approvals of governmental authorities (other than "Blue Sky" authorities) required in connection with the execution and delivery by the Company and the Trust of this Agreement and any agreement entered into by the Company and the Trust in connection with the transactions contemplated by any Disclosure Documents, and the performance by the Company and the Trust of its obligations hereunder and thereunder, have been obtained and are in full force and effect and, at the Reset Date, will have been obtained and be in full force and effect;

               (iv) except as disclosed in the Disclosure Documents, neither the Trust, the Company nor any of its subsidiaries is or, at the Reset Date, will be (i) in violation of its certificate of incorporation, by-laws or other organizational document, (ii) in default in any respect, and no event has occurred or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement to which it is or will be bound or to which any of its properties or assets is or will be subject or

        (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject;

               (v) the Disclosure Documents, including as provided in Section 3(x), will not, at the Effective Time and thereafter through and including the Reset Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Documents in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein;

               (vi) the financial statements of the Company contained (or incorporated by reference) in the Disclosure Documents will present fairly the financial position of the Company as of the dates indicated, and the results of operations and changes in financial position of the Company for the periods covered, in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise set forth therein;

               (vii) after the date of the most recent financial statements of the Company contained (or incorporated by reference) in the Disclosure Documents, there will not have been any material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the Disclosure Documents;

               (viii) except as disclosed in the Disclosure Documents, there will be no legal or governmental proceedings pending at the Reset Date to which the Trust, the Company or any of its subsidiaries is a party or of which any material property or assets of the Trust, the Company or any of its subsidiaries is the subject which, if determined adversely to the Trust, the Company or any of its subsidiaries, might have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole;

               (ix) any description of a contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement contained in the Disclosure Documents will be, at the Effective Time and thereafter through and including the Reset Date, true, complete and correct in all material respects; and

               (x) If the Registration Statement is filed, the Registration Statement at the Effective Time will conform to the requirements of the Securities Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the Effective Time and thereafter through and including the Reset Date, will conform to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein.

               (b) The Remarketing Agent represents, warrants, covenants and agrees with the Company that if it shall not have received a No Registration Opinion and the Registration Statement shall not be effective on the Tender Notification Date (or such later date as may be provided in Section 2(b)), the Remarketing Agent will offer and sell the Subject Securities only in compliance with the federal and state securities laws applicable to unregistered sales of securities in effect at the time of the Remarketing.

               4. Fees and Expenses. (a) The Company agrees to pay to the Remarketing Agent upon settlement of the transactions contemplated by the Remarketing (i) as compensation for its services hereunder, a fee equal to 1% of the aggregate Par Amount of outstanding Subject Securities on the Reset Date upon settlement of the transactions contemplated by the Remarketing, plus (ii) all out-of-pocket expenses reasonably incurred by the Remarketing Agent in connection with the performance of its duties; provided that if both the Initial Remarketing and the Final Remarketing fail, the Company shall not be required to pay any fees to, or reimburse any out-of-pocket expenses of, the Remarketing Agent.

               (b) The Remarketing Agent acknowledges and agrees that the performance of its duties hereunder will be without charge to holders or purchasers of the Subject Securities other than the Company.

               5. Broker-Dealer Participation. The Remarketing Agent shall enter into Broker-Dealer Agreements with all broker-dealers ("Broker-Dealers"), if any, which it selects to have participate in the remarketing process; provided that (i) such Broker-Dealers agree to comply with the terms of this Agreement, including the terms of Section 3(b) of this Agreement, (ii) any fees or commissions paid to the Broker-Dealers shall be paid by the Remarketing Agent out of the fees it is paid pursuant to
Section 4(a), and (iii) the Remarketing Agent agrees to provide to the Company an executed copy of each Broker-Dealer Agreement. None of the Remarketing Agent, the Trust and the Company shall be responsible for the out-of-pocket expenses of such Broker-Dealers or for ensuring compliance by such Broker-Dealers with the terms of this Agreement (except, with respect to the Remarketing Agent, as specifically set forth in the Broker-Dealer Agreement).

               6. Disclosure Documents and Other Information. (a) If (i) the Registration Statement is not required to be filed with the Commission pursuant to the provisions of Section 2(b) of this Agreement and (ii) the Remarketing Agent determines that it is necessary or desirable to use a disclosure document in connection with the performance of its obligation to remarket the Subject Securities, the Remarketing Agent will notify the Company and the Company and the Trust will provide to the Remarketing Agent prior to the Tender Notification Date at the Company's expense a disclosure document or documents reasonably satisfactory to the Remarketing Agent and its counsel in respect of the Subject Securities (collectively, and including any documents or other information incorporated by reference therein, the "Nonregistered Offering Documents"). The Company and the Trust will supply the Remarketing Agent at the Company's expense with such number of copies of the Disclosure Documents as the Remarketing Agent reasonably requests from time to time. The Company will supplement and amend the Disclosure Documents so that at all times they will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Disclosure Documents, in light of the circumstances under which they were made, not misleading.

               (b) The Company and the Trust each agrees to furnish to the Remarketing Agent (i) as promptly as practicable after they are available, all regular and periodic reports, if any, which the Company or the Trust files with the Commission, if any, under the Exchange Act and all reports which the Company or the Trust provides generally to holders of its publicly held securities and
(ii) from time to time, such other information concerning the Company and the Trust as the Remarketing Agent may reasonably request.

               (c) The Company and the Trust will provide the Remarketing Agent with such certificates, opinions of counsel, accountants' letters and other support for the information contained in any Disclosure Documents as the Remarketing Agent and its counsel may reasonably request.

               (d) If the Registration Statement is filed with the Commission, the Company and the Trust agree that they will:

               (i) prepare the Registration Statement in conformity with the requirements of the Securities Act and the Rules and Regulations;

               (ii) cause the Registration Statement to become effective prior to the Tender Notification Date (or such later date as may be permitted in accordance with the provisions of Section 2(b));

               (iii) prepare the Prospectus in a form approved by the Remarketing Agent and file the Prospectus in accordance with Rule 424(b) (or any successor applicable rule) under the Securities Act and Rule 430A(a)(3) (or any successor applicable rule) under the Securities Act; make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Remarketing Agent with copies thereof; advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the securities covered by such Registration Statement for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly use its reasonable best efforts to obtain its withdrawal;

               (iv) furnish promptly to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

               (v) deliver promptly to the Remarketing Agent such number of the following documents as the Remarketing Agent shall reasonably request:
        (1) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (2) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the securities covered by the Registration Statement and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, notify the Remarketing Agent and, upon its request, prepare and furnish without charge to the Remarketing Agent as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

               (vi) file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Trust, the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

               (vii) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 (or any applicable successor rule) of the Rules and Regulations, furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent;

               (viii) as soon as practicable after the Effective Time, make generally available to the Trust's and the Company's security holders and deliver to the Remarketing Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
        Section 11(a) (or any applicable successor section) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 (or any applicable successor rule));

               (ix) promptly from time to time take such action as the Remarketing Agent may request to qualify the securities covered by the Registration Statement for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to take all steps necessary to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Subject Securities; provided, however, that in connection therewith the Trust or the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified; and

               (x) use its best effort to have the Subject Securities listed on any securities exchange or quoted in any automated inter-dealer quotation system reasonably requested by the Remarketing Agent.

               7. Indemnification. (a) The Company and the Trust will indemnify and hold harmless the Remarketing Agent its partners, directors and officers and each person, if any, who controls such Remarketing Agent within the meaning of
Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Disclosure Document, or any amendment or supplement thereto, or any Exchange Act Report or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such loss, claim, damage liability or action as such expenses are incurred; provided, however, that the Company and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Disclosure Document in reliance upon and in conformity with written information furnished to the Company and the Trust by the Remarketing Agent specifically for use therein.

               (b) The Remarketing Agent will indemnify and hold harmless the Company and the Trust and their respective directors, officers and trustees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or the Trust may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Trust by the Remarketing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Trust in connection with investi-gating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the Remarketing of the Subject Securities in accordance with this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate outstanding Liquidation Amount (if the Subject Securities are HIGH TIDES) or principal amount (if the Subject Securities are Debentures) bear to the fees received by the Remarketing Agent from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the aggregate outstanding Liquidation Amount (if the Subject Securities are HIGH TIDES) or principal amount (if the Subject Securities are Debentures) of the Subject Securities remarketed exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               (e) The obligations of the Company and the Trust under this Section shall be in addition to any liability which the Company and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Remarketing Agent under this Section shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Trust within the meaning of the Securities Act or the Exchange Act.

               8. Remarketing Agent's Liabilities. The Remarketing Agent shall incur no liability to the Company, the Debenture Trustee, the Property Trustee, the Administrative Trustees, the Delaware Trustee, the Tender Agent or any holder of Subject Securities for its actions as Remarketing Agent pursuant to the terms hereof and of the Trust Agreement or Indenture without gross negligence or in the absence of wilful misconduct. The undertaking of the Remarketing Agent to remarket any Subject Securities shall be on a "best efforts" basis.

               9. Termination. This Agreement will terminate upon the earliest to occur of the following: (i) the written agreement of all parties hereto; (ii) the date that no Debenture is outstanding; and (iii) the day immediately following the Reset Date. The provisions of Sections 7, 8, 11 and 12 hereof will continue in effect as to actions prior to the date of termination, and each party will pay to the others any amounts owing at the time of termination.

               10. Resignation and Removal; Appointment of Successor. (a) The Remarketing Agent may resign at any time hereunder by giving at least 30 days' written notice thereof to the Company and the Tender Agent. No successor need have accepted its appointment for such resignation to be effective.

               (b) The Remarketing Agent may be removed at any time for Cause by the holders of a majority in aggregate Par Amount of the Subject Securities outstanding, by written notice to the Remarketing Agent, the Tender Agent and the Company. No successor need have accepted its appointment for such removal to be effective.

               (c) If the Remarketing Agent resigns or is removed in accordance with Section 10(b), the Company will use its best efforts to appoint as the successor Remarketing Agent hereunder an investment bank, broker, dealer or other organization which, in the judgment of the Company, is qualified to remarket the Subject Securities and to establish the Term Provisions. If the Company fails to so appoint a successor Remarketing Agent reasonably promptly, in light of the proximity of the Tender Notification Date, or if such successor fails to accept such appointment, the holders of not less than 25% in aggregate Par Amount of the Subject Securities outstanding, by written notice to the Tender Agent and the Company, may appoint a successor Remarketing Agent which is an investment bank, broker, dealer or other organization qualified to remarket the Subject Securities and to establish the Term Provisions; provided that for purposes of determining the holders of not less than 25% in aggregate Par Amount of the Subject Securities outstanding, Subject Securities owned by the Company, the Trust or any trustee or administrator of the Trust or any affiliate of any of the foregoing shall be disregarded and deemed not to be outstanding.

               (d) A successor Remarketing Agent shall accept its appointment by executing and delivering a written instrument of acceptance to the Tender Agent and the Company.

               (e) The provisions of Sections 7, 8, 11 and 12 hereof will continue in effect as to actions of the Remarketing Agent prior to the date of resignation or removal, and the Remarketing Agent will pay to and have the right to receive from the other parties hereto any amounts owing at the time of such event.

               (f) The Tender Agent shall provide written notice of each resignation and each removal of the Remarketing Agent and each appointment of a successor Remarketing Agent and such successor's acceptance thereof by first-class mail, postage prepaid, to the holders of the Subject Securities as their names and addresses appear in the applicable register.

               (g) Any corporation or other entity into which the Remarketing Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Remarketing Agent may be a party, or any corporation succeeding to all or substantially all of the business of the Remarketing Agent, shall be the successor of the Remarketing Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

               11. Dealing in Subject Securities by Remarketing Agent. The Remarketing Agent, either as principal or agent, may buy, sell, own, hold and deal in Subject Securities, and may join in any action which any owner of the Subject Securities may be entitled to take with like effect as if it did not act in any capacity hereunder. Except as provided in the next succeeding sentence, the Remarketing Agent is under no obligation at any time to purchase Subject Securities. If the Term Rate is established by the Remarketing Agent but on the Reset Date the Remarketing Agent is unable to consummate the sale of one or more Subject Securities tendered for remarketing, the Remarketing Agent shall purchase such Subject Securities on the Reset Date for 101% of their aggregate Par Amount; provided, however, that the Remarketing Agent shall have no obligation to purchase such Subject Securities in the event of a Failed Remarketing. The Remarketing Agent agrees that the purchase of Subject Securities for its own account or the account of its affiliates will be upon terms no more favorable to it than those pertaining to the purchase of Subject Securities in the market (which shall be determined by the Remarketing Agent in its sole discretion) in general at the time of such purchase and that neither it nor its affiliates will elect to retain Subject Securities on the Reset Date if the Subject Securities could be remarketed pursuant to this Agreement on terms more favorable to the Trust or the Company than the terms upon which the Remarketing Agent or such affiliates would continue to hold it. The Remarketing Agent, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Trust or the Company and may act as depository, trustee or agent for any committee or body of owners of Subject Securities or other obligations of the Trust or the Company as freely as if it had no obligations hereunder or under the Trust Agreement or Indenture.

               12. Records. The Remarketing Agent agrees to keep books and records relating to its activities as Remarketing Agent in accordance with standard industry practice.

               13. Purchase and Sales by Company. While the Company and its affiliates may from time to time purchase, hold and sell Subject Securities, the Company and the Remarketing Agent acknowledge that neither the Company nor any affiliate of the Company may acquire or bid to acquire Subject Securities on the Reset Date or submit orders in the Remarketing. The Remarketing Agent agrees that it will not knowingly remarket any Subject Securities to the Company or any of its affiliates.

               14. Communication of Remarketing Conditions. The Remarketing Agent agrees, upon request from time to time by any holder of Subject Securities and to the extent the Remarketing Agent deems advisable, to advise such holder of current Remarketing Conditions.

               15. Notices. Unless otherwise provided herein, all notices, requests, demands and formal actions hereunder shall be in writing and mailed or sent by facsimile transmission or delivered, as follows:

               If to the Company:

                      Calpine Corporation
                      50 West San Fernando Street
                      San Jose, California 95113
                      Attention: Secretary
                      Telephone: (408) 995-5115
                      Telecopy:  (408) 995-0505

               If to the Tender Agent:

                      The Bank of New York, as Tender Agent
                      101 Barclay Street
                      Floor 21 West
                      New York, New York 10286
                      Telephone: (212) 815-5783
                      Telecopy:  (212) 815-5915

               If to the Trust:

                      c/o Calpine Corporation
                      50 West San Fernando Street
                      San Jose, California 95113
                      Attention: Secretary
                      Telephone:  (408) 995-5115
                      Telecopy:   (408) 995-0505

               If to the Remarketing Agent:

                      Credit Suisse First Boston Corporation
                      Eleven Madison Avenue
                      New York, New York 10010-3629
                      Attention: Transactions Advisory Group - Joseph D. Fashano
                      Telephone: (212) 325-2107
                      Telecopy: (212) 325-4296

               Each of the above parties may, by written notice given hereunder to the others, designate any further or different addresses or telecopier numbers to which subsequent notices, certificates, requests or other communications shall be sent. In addition, the parties hereto may agree to any other means by which subsequent notices, certificates, requests or other communications may be sent.

               16. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the respective successors and assigns of the Company, the Trust, the Tender Agent, the Remarketing Agent and the holders of the Subject Securities.

               17. The Tender Agent. In serving as the Tender Agent hereunder, the Debenture Trustee shall be entitled to the protections and benefits of Sections 6.01(d), 6.03, 6.06 and 12.07 of the Indenture and the Property Trustee shall be entitled to the protections and benefits of Sections 3.09, 3.10 and
10.04 of the Trust Agreement.

               18. Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, among the parties.

               19. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               20. Amendment; Waiver. (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the Company, the Tender Agent, the Administrative Trustees and the Remarketing Agent.

               (b) Failure of any party to exercise any right or remedy under this Agreement in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

               21. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

               22. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart signed by the party against which enforcement of this Agreement is sought.

               23. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]



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

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                               CALPINE CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                    CALPINE CAPITAL TRUST II


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:  Administrative Trustee


                                    THE BANK OF NEW YORK, as Tender Agent,


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                    CREDIT SUISSE FIRST BOSTON
                                    CORPORATION,


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:



                                       31